SOS
Office of the Secretary of State
Corporations & Charities Division

**Statement of Correction**
*See attached detailed instruction*

☐ Filing Fee $30
☒ Filing Fee with Expedited Service $80.00

*This Box For Office Use Only*

08/03/17 3519538-001
$80.00 K
tid:3559197

FILED
SECRETARY OF STATE
AUGUST 3, 2017
STATE OF WASHINGTON

UBI Number: 604-106-992

# Statement of Correction

***Pursuant to RCW 23.95.220, the undersigned entity hereby submits a Statement of Correction for the purpose of correcting a record filed in the Corporations & Charities Division of the Office of the Secretary of State.***

**SECTION 1** *(required)*
**NAME OF ENTITY:** *(as currently recorded with the Office of the Secretary of State)*
Tribus Enterprises, Inc.

**SECTION 2** *(required)*
**The record to be corrected is:** Certificate of Incorporation/Articles

**SECTION 3** *(required)*
**The record was filed on:** 3/29/2017

**SECTION 4** *(required)*
**Specify the inaccuracy or defect** *(see instructions)*: Typo - Nevada instead of Washington
7. Indemnity
Every person .... fullest extent legally permissible under the laws of the State of Nevada from time .... under This article.

**SECTION 5** *(required)*
**The corrected inaccuracy or defect of the record is as follows:**
7. Indemnity
Every person...fullest extent legally permissible under the laws of the State of Washington from time to .... under this article.

**SECTION 6** *(required)*
***This record is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.***

| Signature | Printed Name and Title | Date | Phone |
|---|---|---|---|
| X [signature] | Kendall Bertagnole / President & CEO | 08-02-17 | 509-992-4743 |